EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of ChoiceOne Financial Services, Inc. on Form S-3 (Registration No. 333-44336) of our report dated March 7, 2002 on the 2001 consolidated financial statements of ChoiceOne Financial Services, Inc., which report is included in the 2001 Annual Report on Form 10-K of ChoiceOne Financial Services, Inc.
/s/ Crowe, Chizek and Company LLP Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 29, 2002